[JACKSONVILLE BANCORP, INC. LOGO]                                   Exhibit 99.1

           JACKSONVILLE BANCORP ANNOUNCES THIRD QUARTER 2003 RESULTS

      JACKSONVILLE, Fla., November 7, 2003 -- JACKSONVILLE BANCORP, INC. (Nasdaq: JAXB) today reported:


     * Quarterly earnings of $245,000, increasing 37% over third quarter 2002 earnings of $179,000

     * Assets at $174 million - increase of 45%, or $53.9 million, over third quarter 2002

     * Interest income for quarter up 26%, with interest expense up only 6% over prior year period

     * Year to date net interest income up 48% from prior year

     * Loans increase 42% and deposits 50% over third quarter 2002

     * Loan loss reserve increases to 1.32% of total loans


    Jacksonville Bancorp, Inc., reported quarterly net earnings of $245,000, or $0.17 per basic share and $0.16 per diluted share, in the third quarter of 2003, increasing from $179,000 or $0.12 per share for the third quarter 2002. Earnings on a year to date basis of $496,000 reflect a 54% increase from the 2002 year to date total of $323,000.

    "Our continued growth and solid financial results are reflective of sound financial management and community acceptance," stated Gilbert J. Pomar, III, President and Chief Executive Officer. "We continue to bolster the loan loss reserve, to ensure prudent oversight of the loan portfolio. In just over four years, we have grown to about $175 million, with strong profitability. Obviously, there is an exciting future for The Jacksonville Bank."

    Third quarter 2003 net interest income increased 41% to $1,494,000, from $1,059,000 in 2002, primarily due to significant new loan volume. Net interest margin declined slightly to 3.75% for the quarter, as interest income increased to $2,295,000, up 26% from $1,816,000 for the 2002 period, and average net loans increased 46% from $95.2 million to $138.6 million. Interest expense rose just 6%, from $757,000 to $801,000, while average interest bearing liabilities increased 47%. The provision for loan losses increased to $341,000 for the quarter from $97,000 for third quarter 2002, reflecting both the rapid growth of the portfolio and the further strengthening of the reserve.

    Noninterest income increased by 14% over third quarter 2002, as decreases created by the Company's changes in the bankcard merchant program become less significant over time. Noninterest expense increased by only 12% over the prior year period, due primarily to increased compensation and other costs necessary to support asset growth and further advance the Company's presence.

    Total assets increased 45% to $174.0 million at September 30, 2003, from $120.1 million at September 30, 2002. Total loans and deposits increased 42% and 50%, respectively, with net loans of $140.6 million at September 30, 2003, up from $98.9 million at September 30, 2002, and deposits rising to $160.6 million from $107.4 million.

    Jacksonville Bancorp, Inc., a bank holding company, is the parent of The Jacksonville Bank, a Florida state-chartered bank focusing on the Northeast Florida market. The Jacksonville Bank opened for business in May 1999 and provides a variety of community banking services to businesses and individuals in Jacksonville, Florida. More information is available at the bank's website at www.jaxbank.com.


    The statements contained in this press release, other than historical information, are forward-looking statements, which involve risks, assumptions, and uncertainties. The risks, uncertainties, and factors affecting actual results, include but are not limited to: our relatively limited operating history; economic and political conditions, especially in North Florida; competitive circumstances; bank regulation, legislation, accounting principles, and monetary policies; the interest rate environment; success in minimizing credit risk and nonperforming assets; and technological changes. The Company's actual results may differ significantly from the results discussed in forward-looking statements. Investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. The Company does not undertake, and specifically disclaims, any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Additional information regarding risk factors can be found in the Company's filings with the Securities and Exchange Commission.

                          JACKSONVILLE BANCORP, INC.
                                 (Unaudited)
                 (Dollars in thousands except per share data)

                                  THREE MONTHS ENDED      NINE MONTHS ENDED
                                     SEPTEMBER 30,           SEPTEMBER 30,
                                -----------------------  ----------------------
                                   2003         2002        2003        2002
                                ----------   ----------  ----------  ----------
EARNINGS SUMMARY
Total interest income           $    2,295   $    1,816  $    6,429  $    4,819
Total interest expense                 801          757       2,315       2,033
                                ----------   ----------  ----------  ----------
  Net interest income                1,494        1,059       4,114       2,786
Provision for loan losses              341           97         919         342
                                ----------   ----------  ----------  ----------
  Net interest income after
   provision for loan losses         1,153          962       3,195       2,444
Noninterest income                     174          153         514         423
Noninterest expense                    926          824       2,906       2,345
                                ----------   ----------  ----------  ----------
  Income before income tax             401          291         803         522
Income tax provision                   156          112         307         199
                                ----------   ----------  ----------  ----------
  Net income                    $      245   $      179  $      496  $      323
                                ==========   ==========  ==========  ==========

SUMMARY AVERAGE BALANCE SHEET
Loans, net                      $  138,618   $   95,248  $  127,175  $   84,380
Securities                          17,379       10,571      15,296       9,383
Other earning assets                 2,179        2,706       1,917       2,102
                                ----------   ----------  ----------  ----------
  Total earning assets             158,176      108,525     144,388      95,865
Other assets                         8,805        8,428       8,713       9,430
                                ----------   ----------  ----------  ----------
  Total assets                  $  166,981   $  116,953  $  153,101  $  105,295
                                ==========   ==========  ==========  ==========
Interest bearing liabilities    $  133,043   $   90,536  $  121,408  $   80,572
Other liabilities                   21,006       14,213      18,828      14,478
Shareholders' equity                12,932       12,204      12,865      10,245
                                ----------   ----------  ----------  ----------
  Total liabilities and
   shareholders' equity         $  166,981   $  116,953  $  153,101  $  105,295
                                ==========   ==========  ==========  ==========

PER SHARE DATA
Basic earnings per share        $     0.17   $     0.12  $     0.34  $     0.25
Diluted earnings per share $ 0.16 $ 0.12 $ 0.33 $ 0.25 Basic weighted average shares
 outstanding                     1,467,066    1,467,066   1,467,066   1,291,605
Diluted weighted average
 shares outstanding              1,497,760    1,478,264   1,489,499   1,294,181
Total shares outstanding at
 end of period                   1,467,066    1,467,066   1,467,066   1,467,066

Closing market price per share  $    13.75   $    10.62  $    13.75  $    10.62

SELECTED RATIOS
Return on average assets              0.58%        0.61%       0.43%       0.41%
Return on average equity              7.52%        5.82%       5.15%       4.22%
Average equity to average
 assets                               7.74%       10.43%       8.40%       9.73%
Interest rate spread                  3.37%        3.33%       3.40%       3.35%
Net interest margin                   3.75%        3.87%       3.81%       3.89%
Allowance for loan losses as a
 percentage of total loans            1.32%        1.00%       1.32%       1.00%
Net charged off loans as a
 percentage of average loans          0.33%        0.00%       0.14%       0.00%

                                                               SEPTEMBER 30,
                                                           ---------------------
SUMMARY BALANCE SHEET                                        2003         2002
                                                           --------     --------
Cash and cash equivalents                                  $  9,731     $  4,207
Securities                                                   18,563       11,714
Loans, net                                                  140,571       98,918
All other assets                                              5,129        5,280
                                                           --------     --------
  Total assets                                             $173,994     $120,119
                                                           ========     ========
Deposit accounts                                           $160,629     $107,410
All other liabilities                                           549          418
Shareholders' equity                                         12,816       12,291
                                                           --------     --------
  Total liabilities and shareholders' equity               $173,994     $120,119
                                                           ========     ========